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                                                                    Exhibit 23.5

              CONSENT OF ERNST & YOUNG AUDIT, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Flexible Stock Incentive Plan and 1997 Stock Incentive Plan of BEA Systems, Inc. of our report dated December 24, 1996, with respect to the consolidated financial statements of USL Finance S.A., included in the Registration Statement (Form SB-2, No. 333-29961) and related Prospectus of BEA Systems, Inc. filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG Audit
Paris, France
October 3, 1997